Exhibit 10.2

1-2-98

Winco Petroleum Corp.
Box 399
Garden City, Kansas 67846

Re:  Purchase of Winco's wells in Wyoming

Attn:  Mr. Cecil O'Brate

Dear Mr. O'Brate,

Sunshine Valley Petroleum Corp. (SVPC) is willing to purchase Winco's interest in the following wells:

Wellname               W.I.%         N.R.I.%            Purchase Price
--------               -----         -------            --------------
Gregg Fed. #1          100%          84.45%             $   45,000.00
Patrick Walsh #1       100%          87.20%             $   45,000.00
Pearl Unit #1-A        100%          86.00%             $   45,000.00
Ireton #1-15           100%          84.00%             $   45,000.00
Britten Fed. #1        100%          86.78%             $   30,000.00
                                                        =============

                             Total Purchase Price:      $  210,000.00

The effective date of the sale is Jan. 1, 1998 at 7 a.m. SVPC will pay Winco for the marketable oil in the tanks based on Texaco's posting for that date. Marketable oil is defined as oil above 1'6".

The following is the oil in the tanks as of Jan. 1, 1998:

Wellname           Vol. (bbls) Less 10%
--------           --------------------     Texaco        Less        due Winco
                                            Posting      Sev. &         N.R.I.
                                            12/29/97     Ad Val.    ------------
                                           ----------------------
Gregg Fed. #1         300       30.0       $  15.00        11%      $   3,044.00
Partick Walsh #1      193       19.3       $  15.00        11%      $   2,022.08
Pearl Unit #1-A       388       38.8       $  15.00        11%      $   4,009.17
Ireton #1-15          261       26.1       $  15.00        11%      $   2,634.17
Britten Fed. #1       120       12.0       $  15.00        11%      $   1,251,19
                                                                    ============

                                          Total oil:                $  12,960.60

Total due Winco is $222,960.60.  If you have any questions please call
(307) 237-7854, Fax: (307) 237-7628.

If this is agreeable please sign below and fax back.

Sincerely,

/s/ WAYNE P. NEUNIELLER

AGREED AND ACCEPTE TO:____________________
